SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2006

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact name of Registrants as Specified in their Charters)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(States or Other Jurisdiction of Incorporation)	(Commission file Numbers)	(IRS Employer Identification Nos.)

Five Greenwich Office Park, Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (203) 622-313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 14, 2006, the boards of directors of United Rentals, Inc. and United Rentals (North America), Inc. each elected Jenne K. Britell, Ph.D. to serve as a director. Dr. Britell's election expands the current board from 12 to 13 directors. Dr. Britell will join the board of directors as a class 1 member, with a term of office expiring at the 2008 annual meeting of United Rentals, Inc. A press release announcing the election of Dr. Britell as a director is attached as Exhibit 99.1 and the first, second and third paragraphs thereof are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Press release of United Rentals, Inc., dated December 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 18th day of December, 2006.

UNITED RENTALS, INC.

By:	/s/ Roger Schwed
Name:	Roger Schwed
Title:	Executive Vice President and General Counsel

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Roger Schwed
Name:	Roger Schwed
Title:	Executive Vice President and General Counsel